UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	6-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 5, 2008, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our unaudited fourth quarter and fiscal 2007 results, provided initial guidance for fiscal 2008, and provided an update on our common share repurchase activity.  The press release and conference call both included “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229).  Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted operating profit; (iii) adjusted income from continuing operations before income taxes; (iv) adjusted income tax expense; (v) adjusted income from continuing operations; (vi) adjusted net income; and (vi) adjusted earnings per common share – basic and diluted – for continuing operations and net income.

These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) after-tax net income to continuing operations of $6.1 million related to the receipt of: (i) settlement amounts from the KB Toys bankruptcy trust; and (ii) proceeds from insurance claims filed as a result of hurricanes occurring in 2005.  As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measures calculated and presented in accordance GAAP and a reconciliation of the differences between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes is more indicative of our ongoing operating results and financial condition.  Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.  Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our March 5, 2008 press release (Exhibit 99.1) and the transcript of our March 5, 2008 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results.  The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Section 1.5 of our Corporate Governance Guidelines (“Guidelines”) requires any director who retires from his or her job while serving on our Board of Directors (“Board”) to submit a letter of resignation from the Board. On March 5, 2008, Jeffrey P. Berger, a member of the Board, submitted a letter of resignation in connection with his intention to retire from H.J. Heinz Co. on May 1, 2008.  Consistent with the Guidelines, the Nominating and Corporate Governance Committee reviewed the continued appropriateness of Mr. Berger’s ongoing Board membership in light of his planned retirement and recommended to the Board that Mr. Berger continue to serve as a director.  Thereafter, the Board unanimously (with Mr. Berger recusing himself) rejected Mr. Berger’s letter of resignation, and Mr. Berger agreed to continue his service on the Board.

(e)  On March 5, 2008, upon the recommendation of the Compensation Committee (“Committee”) of the Board, the independent, non-management members of the Board (“outside directors”) took the following actions with respect to the compensation for our principal executive officer, principal financial officer and the other executive officers included as named executive officers in our 2007 proxy statement (collectively, the “named executive officers”): (i) determined that our corporate performance in fiscal 2007 resulted in bonuses being earned under the Big Lots 2006 Bonus Plan (“2006 Bonus Plan”); (ii) approved fiscal 2008 salaries; (iii) approved fiscal 2008 bonus opportunities under the 2006 Bonus Plan; and (iv) approved non-qualified stock option awards and restricted stock awards under the Big Lots 2005 Long-Term Incentive Plan (“2005 Incentive Plan”).

Salary

The table below sets forth the annualized salary established for each named executive officer during the first quarter of the current and immediately prior fiscal years.  The fiscal 2008 salaries will become effective on March 23, 2008.  The actual salary earned in fiscal 2007 will be reflected in the Summary Compensation Table of our 2008 proxy statement.

Name and Position	Year	Salary ($)
Steven S. Fishman	2008	1,200,000
Chairman, Chief Executive Officer and President	2007	1,025,000

Joe R. Cooper	2008	440,000
Senior Vice President and Chief Financial Officer	2007	400,000

Brad A. Waite	2008	550,000
Executive Vice President, Human Resources, Loss Prevention and Risk Management	2007	535,000

John C. Martin	2008	520,000
Executive Vice President, Merchandising	2007	500,000

Lisa M. Bachmann	2008	440,000
Senior Vice President, Merchandise Planning/Allocation and Chief Information Officer	2007	415,000

Bonus

On March 5, 2008, as recommended by the Committee, the outside directors approved the financial measure and corporate performance amounts that will dictate whether a bonus is earned for fiscal 2008 under the 2006 Bonus Plan.  The financial measure and corporate performance amounts were derived from our annual corporate operating plan for fiscal 2008, as established by the Board.  The financial measure adopted for fiscal 2008 bonus determinations is our operating profit, as adjusted to remove the effect of the equitable adjustments set forth in the 2006 Bonus Plan.  The financial measure and corporate performance amounts are established at the discretion of the Committee and the outside directors, subject to the terms of the 2006 Bonus Plan.

As recommended by the Committee, the outside directors also approved the following fiscal 2008 payout percentages for the named executive officers (expressed as a percentage of each named executive officer’s fiscal 2008 salary), with the floor payout percentages being one-half of the target and the stretch payout percentages being twice the target: Mr. Fishman: 100%; Mr. Cooper: 60%; Mr. Waite: 75%; Mr. Martin: 60%; and Ms. Bachmann: 60%.  Except for increases from 50% to 60% for Mr. Cooper and Ms. Bachmann, the fiscal 2008 payout percentages for the named executive officers were not modified from the fiscal 2007 payout percentages.  The lowest floor and target payout percentages that may be set annually for each named executive officer have been established by his or her respective employment agreement.

The 2006 Bonus Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Equity

On March 5, 2008, the outside directors approved, upon the recommendation of the Committee, the form and size of equity awards to be granted to each named executive officer pursuant to the 2005 Incentive Plan.  The outside directors directed that these equity awards be granted on March 7, 2008.  This delayed date was established in order to allow the market to absorb and react to our release of material non-public information on March 5, 2008, and in order to avoid even the appearance that any employee, the Committee or the Board manipulated the terms of the equity awards.  The following table sets forth the equity awards granted to each of the named executive officers on March 7, 2008.

Name	Common Shares Underlying Stock Option Award	Common Shares Underlying Restricted Stock Award
Mr. Fishman	330,000	165,000
Mr. Cooper	48,750	16,250
Mr. Waite	37,500	12,500
Mr. Martin	37,500	12,500
Ms. Bachmann	48,750	16,250

The 2005 Incentive Plan is filed herewith as Exhibit 10.2 and is incorporated herein by reference.  The non-qualified stock option awards are evidenced by the Big Lots 2005 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement, the form of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.  The restricted stock awards are evidenced by the Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement, the form of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.  Exhibits 10.1 through 10.4 are management contracts or compensatory plans or arrangements.

Exhibit No.	Description

10.1	Big Lots 2006 Bonus Plan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K dated May 25, 2006).

10.2	Big Lots 2005 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K dated May 17, 2005).

10.3	Form of Big Lots 2005 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.4 to our Form 8-K dated February 21, 2006).

10.4	Form of Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.7 to our Form 8-K dated March 9, 2007).

99.1*	Big Lots, Inc. press release dated March 5, 2008.

99.2*	Transcript of Big Lots, Inc. conference call dated March 5, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: March 11, 2008	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Senior Vice President, Legal and Real Estate
General Counsel and Corporate Secretary